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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


                                 [Letterhead]

The Board of Directors

Guaranty Federal Bancshares, Inc.:

     We consent to incorporation herein by reference of our report dated July 21, 2000, relating to the consolidated balance sheets of Guaranty Federal Bancshares, Inc. as of June 30, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ending June 30, 2000, which report appears in the June 30, 2000 annual report on Form 10-K of Guaranty Federal Bancshares, Inc.

Springfield, Missouri                             /s/ BKD, LLP
July 19, 2001